UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Advanced Pipe Fitting Technologies, Inc
Ste 810, NO: 98 Dong San Huan South Road Chaoyang District Beijing, P.R. China Tel: (8610) 5861-1818

Nevada	1623	27-0838546
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Agent For service
4790 Caughlin Pkwy, Ste 387 Reno, NV 8951 775-851-7397
Copies to:
Novi & Wilkin Attorneys at Law 1325 Airmotive Way, Suite 140 Reno, NV 89502 775-232-1950 Fax: 775-201-8331

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share ($)	Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee($)

Shares of Common Stock, $.001 par value	600,000	$0.25	$150,000	$10.70

1	The shares of our Common Stock being registered hereunder for resale by the selling security holders named in the prospectus. The Company will not receive any of the proceeds.

2
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the offering.   The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus
Advanced Pipe Fitting Technologies, Inc

600,000 Shares of Common Stock
$0.25 per share
 $150,000

This is the initial offering of Common stock of Advanced Pipe Fitting Technologies, Inc (APFT) and no public market currently exists for the securities being offered. APFT (“Company,” “we,” “us,” and “our”)  will derive no financial benefit from the sales of these shares. The shares will be offered at a fixed price of $0.25 per share by its selling shareholders until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.  Further, there is no assurance that our common stock will ever trade on any market or securities exchange.  We will not receive any proceeds from the resale of shares of common stock by the selling shareholders.  We will pay for all of the expenses related to this offering.

Prior to this offering, there has been no public market for the Company’s common stock.

Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the selling shareholders
600,000	$0.25	$0.00	$150,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” beginning on Page 5 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company does not plan to use this offering Prospectus before the effective date.

Subject to Completion, Dated _________, 2010

Advanced Pipe Fitting Technologies, Inc
 4790 Caughlin Pkwy, Ste 387
Reno, NV 89519
775-851-7397

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Advanced Pipe Fitting Technologies, Inc (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “APFT” are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY OUR COMPANY

We were incorporated in Nevada August 4th 2009 and our year end is October 31.

OUR BUSINESS

We are a start-up stage company. We are a company without revenues; we have minimal assets and have incurred losses since inception. We will sell and distribute a series of pipefitting, pressure conduits and coupling products primarily used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects. We plan to conduct all of our business in China through an operating subsidiary, which will be formed as a Wholly Foreign Owned Enterprises (WFOE) or a Joint Venture. Our principal offices are located at the address below.

WHERE YOU CAN FIND US

Our offices are located at:

Advanced Pipe Fitting Technologies, Inc
For Service
United States
4790 Caughlin Pkwy, Ste 387
Reno, NV 89519
775-851-7397

China
Ste 810, NO: 98 Dong San Huan South Road
Chaoyang District
Beijing, P.R. China
Tel: (8610) 5861-1818

Advanced Pipe Fitting Technologies, Inc (APFT) will sell a series of pipefitting, pressure conduits and coupling products used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects. We will supply a wide range of products from low end plain carbon steel and alloy steel pipefitting to high-grade steel heavy-caliber fittings for P91, P92, X70, X80, X100 pipelines, and special steel fittings including 347H, inconel800, titanium, and zirconium materials.

Our goal is to become the largest pipefitting supplier for Chinese petroleum refinery, oil and gas transfer projects and power plants.  We hope to build an integrated and well recognized brand for a full range of pipefitting products. We will develop a real time product and order matching online database, where our customer can conveniently source and track their entire pipefitting product needs, at the same time, we can profit from price arbitrage. In order to build long term competitive advantages and raise the barrier of entry, we hope to build a product examining and detecting center and apply for national lab qualification. Once the qualification has been granted, we will be able to set up joint research projects with universities and field professionals, and be involved in the development of national standards.

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of 600,000 shares of our common stock.  The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933.  The selling shareholders will sell their shares of our common stock at a maximum of $ 0.25 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

This is our initial public offering and no public market currently exists for shares of our common stock.  We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	600,000 Shares of common stock, $.0001 par value, at a price of $0.25 per share held by 40 selling shareholders at $0.25, for which the Company will receive no financial benefit.
Offering Price per Share:	$0.25
Offering Period:	The shares are being offered for a period not to exceed 180 days
Net Proceeds to Our Company:	We will not receive proceeds from the sale of the 600,000 common shares offered by our selling shareholders.

Use of Proceeds:	No proceeds to the Company

Number of Shares Outstanding
Before the Offering:	10,000,000

Number of Shares Outstanding
After the Offering:	10,000,000

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations” and our audited financial

Balance Sheet Data:	As of October 31, 2009
(Audited)
Cash and Cash equivalents	$55,063
Total assets	55,063
Total liabilities	0
Stockholders’ Equity	$55,063

As of
Statement of Operations Data:	October 31, 2009
(Audited)
Revenues	$0
Total cost and expenses	2,612
Net (loss)	$(2,612)
Net (loss) per share	$0

Weighted average number of shares
Outstanding – basic and diluted	10,000,000

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

RISKS RELATED TO DOING BUSINESS IN CHINA

ADVERSE CHANGE IN ECONOMIC AND POLITICAL POLICIES OF THE PRC GOVERNMENT COULD HAVE A MATERIAL AND ADVERSE EFFECT ON OVERALL ECONOMIC GROWTH IN CHINA, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

According to our business plan, we conduct substantially all of our business operations in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.

The PRC economy differs from the economies of most western countries in many respects; although they are currently under rapid growth, their market-oriented sectors of the economy are still in early stage of development. The PRC government exercise higher level of involvement over economic activities, control over foreign exchange and allocation of resources. These respects could have a negative effect on our business.

In addition, any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and services, and consequently have a material adverse effect on our business and prospects.

OUR BUSINESS IS LARGELY SUBJECT TO THE UNCERTAIN LEGAL ENVIRONMENT IN CHINA AND OUR LEGAL PROTECTION COULD BE LIMITED.

Unlike the common law system in the United States, the PRC’s legal system is a civil law system based on written statutes; decided legal cases have little value as precedents.

Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China including wholly foreign-owned enterprises and joint ventures in particular. However, since the current laws, regulations and legal requirements are relatively recent, evolving rapidly, and are likely to be subject to broad interpretations, PRC is still lacking of a well developed, consolidated body of laws governing foreign investment enterprises.

We are not currently subject to direct Chinese, federal, province or local regulations.  However, as we plan to establish an operation subsidiary in China to execute our business plan, some of the laws, regulations and legal requirements may negatively impact our planned operations in China, for example:

●          The Internet is increasingly popular; as a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Change in such laws intended to address such issues could create uncertainty in the Internet market place, and it could have a material adverse affect on our business.
●          Since PRC administrative authorities and courts have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult than in more developed legal systems to evaluate the outcome of administrative and court proceedings and the level of our legal protection. It may negatively impact our ability to enforce the contracts we have entered into with our business partners, clients and suppliers.
●          Intellectual property rights and confidentiality protections in PRC may not be as effective as in the United States.
●          Recent PRC regulations relating to the establishment of an offshore special purpose vehicle (SPV) by PRC resident may restrict our overseas and cross-border investment activities and adversely affect us. (please see Risk Factors – Risks related to doing business in China – “Regulations relating to the establishment of an offshore special purpose vehicle (SPV) by PRC resident…” for more detailed information)
●          Recent PRC regulation relating to mergers and acquisitions of domestic enterprises by foreign investors may adversely affect our ability to grow through merger and acquisition. (please see Risk Factors – Risks related to doing business in China – “We may not be able to efficiently grow our business through merger and acquisition” for more detailed information)

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT OUR ABILITY TO PAY DIVIDENDS AND AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government controls the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. According to our business plan, we will conduct substantially all of our business through our operating subsidiary in China. We will receive substantially all of our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC state Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. This could affect the ability of our PRC subsidiary to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

FLUCTUATION OF THE RMB COULD AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The value of the RMB against other currencies including the US dollar is affected by, amount other things, changes in political and economic conditions. The PRC government changed its policy of pegging the value of the RMB to the US dollar on July 21, 2005. This change in policy permitted the RMB to fluctuate within a narrow and managed band against a basket of certain foreign currencies, which has resulted in a 20% appreciation of the RMB against the US dollar.

Since July 2008, the RMB has traded stably within a narrow range against the US dollar; however, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against foreign currencies.

According to our business plan, our revenues and costs will mostly denominate in the RMB, and a significant portion of our assets will also be denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the US dollar may materially affect our cash flows, revenues, earnings, financial positions and the amount of dividends we may pay to our shareholders.

REGULATIONS RELATING TO THE ESTABLISHMENT OF AN OFFSHORE SPECIAL PURPOSE VEHICLE (SPV) BY PRC RESIDENT, IF APPLIED TO US, MAY SUBJECT OUR PRC RESIDENT STOCKHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES OR TO INJECT CAPITAL INTO OUR PRC SUBSIDIARY, LIMIT OUR PLANNED PRC SUBSIDIARY’S ABILITY TO DISTRIBUTE PROFITS TO US OR OTHERWISE MATERIALLY ADVERSELY AFFECT US.

To invest in China, a foreign investor needs to first register with the government and obtain its approval. China has divided its market into three categories of business opportunities. These categories are Encouraged, Restricted, and Prohibited. Approval to invest in encouraged business types is relatively easy and quick to receive.

Our planned local operation subsidiary (both WFOE and Joint Venture) is categorized as encouraged. (Reference: “Encouraged Foreign Investment Projects” article 4:

http://english.anhuinews.com/system/2009/11/04/002388598.shtml ; or follow this link for the original content from National Development and Reform Commission:
http://www.sdpc.gov.cn/zcfb/zcfbl/2007ling/t20071107_171058.htm)

Furthermore, in order to reduce the risks involved by the uncertain legal environment in China, for example those regulations relating to SPV and Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Circular 10. (Please refer to Risk factor – Risks related to doing business in China for more detailed information) We prefer to invest our local operating subsidiary indirectly via a Hong Kong limited liability company. (Hong Kong is now a part of China, but still enjoys a special economic treatment, which has no government control over currency, Hong Kong dollar is pegged to the value of US dollar, and has better developed legal system governing foreign investments.)

In addition, in October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents inside China. The notice requires PRC residents to register with the appropriate local SAFE branch before using assets or equity interests in their PRC entities to capitalize offshore special purpose vehicles, or to raise capital overseas. A SAFE registration must be amended by a PRC resident if the SPV undergoes a significant event, such as a change in share capital, share transfer, merger, acquisition, spin-off transaction or use of assets in China to guarantee offshore obligations.

Because of uncertainties over how the SAFE notice will be interpreted and implemented, and how or whether SAFE will apply it to our planned Hong Kong LLC, we cannot provide any assurances that our PRC resident shareholders will make their registration or necessary amendments that will fully comply with the SAFE notice. Which in turn, we cannot predict how it will affect our planned business operations or future strategies in China.

Furthermore, as we are seeking to become a publicly traded company in the future, to fully comply with the SAFE notice, any PRC resident who wants to invest into our business has to make his registration with SAFE. Since we have little control over either our present or prospective direct or indirect stockholders, we cannot provide any assurance that these PRC resident beneficial holders will make their SAFE registration on time or at all. A failure by our PRC resident beneficial holders or stock holders to comply with the SAFE notice, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s ability to make distributions or pay dividends to us, or affect our ownership structure, which could adversely affect our business and prospects.

WE MAY NOT BE ABLE TO EFFICIENTLY GROW OUR BUSINESS THROUGH MERGER AND ACQUISITION.

On August 8, 2006, six PRC governmental and regulatory agencies, including the PRC Ministry of Commerce or MOFCOM, and China Securities Regulatory Commission or CSRC, promulgated a rule entitled “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors”, or Circular 10, which became effective on September 8, 2006. Article 11 of Circular 10 requires PRC domestic enterprises or domestic natural persons to obtain the prior approval of MOFCOM when an offshore company established or controlled by them proposes to merge or acquire a PRC domestic company with which such enterprises or persons have a connected relationship.

Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more over the combination of two businesses. Accordingly, due to this new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive. We may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

WEBSITE DEVELOPMENT

Currently our website is being developed.  We will setup a B2B (business to business) website that is powered by an online product database that can automatically match client's orders with our supplier's inventory.  Since we do not carry inventory, all merchandise will be shipped directly from our supplier's warehouse to the client.

The website will further exhibit links to other service providers or marketers we hope to have entered into strategic alliances with.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception. At present, we have yet to acquire or develop the necessary technology assets in support of our business plan

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

WE DO NOT HAVE ANY SIGNED AGREEMENTS OR CONTRACTS WITH ANY COMPANY AT THIS TIME.

At this time, February 12, 2010 we have no contracts or agreements with any suppliers or customers. If  in the future we fail to reach supplier and customer agreements we may not succeed.

THE PIPELINE INDUSTRY HAS INHERENT OPERATIONAL RISKS THAT MAY NOT BE ADEQUATELY COVERED BY INSURANCE.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort liability. Our insurance policies may also contain deductibles, limitations and exclusions which, although standard in the industry, may nevertheless increase our costs.

ANY FAILURE TO MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL, AND SERVICE LIABILITY INSURANCE COULD SUBJECT US TO SIGNIFICANT LOSSES OF INCOME.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims.  Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

THE PLANNED INCREASE IN THE NUMBER OF CUSTOMERS USING OUR SERVICE MAY MAKE OUR FUTURE RESULTS UNPREDICTABLE.

Our future results depend on various factors, including successful selection of new markets, market acceptance of APFT, consumer recognition of the quality of our services and products and willingness to pay our prices and general economic conditions.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO EXECUTE OUR BUSINESS PLAN

We may not be able to identify and maintain the necessary relationships with our customers and suppliers. Our ability to execute our business plan also depends on other factors, including:

1.	negotiating representation and marketing agreements with acceptable terms;
2.	hiring and training qualified personnel
3.	managing marketing and development costs at affordable levels;
4.	cost and availability of labor;

A FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

Our plans call for a significant increase in the growth of China. Financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Our quarterly operating results may fluctuate significantly because of various factors, including:

1.	the impact of inclement weather, natural disasters and other calamities;
2.	unseasonably cold or wet weather conditions;
3.	variations in general economic conditions;
4.	increases in infrastructure costs

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

OUR REVENUE IS SUBJECT TO VOLATILITY BASED ON THE GLOBAL ECONOMY, IN PARTICULAR CHINA

ECONOMIC DOWNTURNS OR REDUCTIONS IN GOVERNMENT FUNDING OF INFRASTRUCTURE PROJECTS COULD SIGNIFICANTLY REDUCE OUR REVENUES.

Our business is highly dependent on the amount of infrastructure work funded by the PRC government, which in turn, depends on the overall condition of the economy and both central and local government spending levels. Decreases in government funding for infrastructure projects could decrease demand on pipe fitting products and limit our ability to obtain new contracts, which could reduce our revenues and profits.

CURRENT AND FUTURE CONDITIONS IN WORLD’S FINANCIAL AND CREDIT MARKETS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

We depend on the financial market and investor’s confidence to provide capital for our operation. The current global recession may have a material adverse effect on our business in a number of ways, including demand for our products and services, availability of capital financing, cost of capital, volatility in commodity prices and fluctuation in exchange rates.

World events and other factors could also cause our revenue to fluctuate from quarter to quarter.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under any future credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

WE MAY INCUR COSTS RESULTING FROM SECURITY RISKS WE MAY FACE IN CONNECTION WITH OUR ELECTRONIC PROCESSING AND TRANSMISSION OF CONFIDENTIAL CUSTOMER INFORMATION.

We will rely on commercially available software and other technologies to provide security for processing and transmission of customer credit card data. Our systems could be compromised in the future, which could result in the misappropriation of customer information or the disruption of systems. Either of those consequences could have a material adverse effect on our reputation and business or subject us to additional liabilities.

RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S CEO AND ITS OFFICERS AND DIRECTORS WILL CONTROL NOT LESS THAN 94% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

Presently, the Company’s CEO and officers and directors beneficially own 9,800,000 (98%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by APFT shareholders, including the election of directors.    Such concentrated control may also make it difficult for APFT stockholders to receive a premium for their shares of APFT in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF APFT FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  APFT was formed in Nevada on August 4, 2009. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects. APFT prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN APFT BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”) maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock. Four officers and directors, currently hold 98% of the APFT issued and outstanding common stock. Therefore, the current and potential market for APFT common stock is limited. No market is available for investors in APFT common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

If APFT stock ever becomes tradable, of which the Company cannot guarantee success the trading price of APFT common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

ALL OF APFT ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF APFT COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 10,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has four shareholders who own 9,800,000 restricted shares or 98% of the outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

DIVIDEND RISK

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.
•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

•
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

DESCRIPTION OF OUR BUSINESS

“Our suppliers’ unique supply chain setup” is refer to our suppliers are located in an “Economic mosaic”, which is an economic phenomenon refers to a large group of producers of a similar product saturated in one small geographic area. This is similar to “Economic clusters” (critical masses in one place of unusual competitive success in particular fields) in the United States, while the Chinese clusters are industrial based, and the US cluster are more likely to be knowledge based. The most famous examples are found in Silicon Valley and Hollywood.

Economic clusters affect competition in three broad ways: first, by increasing the productivity of companies based in the area; second, by driving the direction and pace of innovation, which underpins future productivity growth; and third, by stimulating the formation of new businesses, which expands and strengthens the cluster itself. Being part of a cluster allows companies to operate more productively in sourcing inputs; accessing information, technology, and needed institutions; coordinating with related companies; and measuring and motivating improvement. (Reference: MICHAEL E. PORTER, Harvard Business Review, Nov/Dec98, Vol. 76 Issue 6, p77)

An Economic mosaic or cluster can lower producer’s cost; it offers a deep and specialized supplier base, sourcing locally instead of from distant supplier lowers transaction costs, minimized the need for inventory, eliminated importing costs and delays. Because “local reputation” is important, supplier will less likely to overprice. Being a part of an Economic mosaic or cluster can access an existing pool of specialized and experienced employees lowering costs in recruiting.

The PRC has a very personalize business culture. In China it is extremely important to maintain good networking, people contacts, and relationships. Personal relationships that the business owner develop with people, represents the face of the business. Chinese people have natural respect for authority figures, superiors, and family, where saving face and maintaining face are of extremely important, friendships should also be cultivated with the local officials as these can help to gain business advantages. Personal trust and social ties can sometimes act as a more important factor than legal contracts.

We intend to source our selling goods directly from Yan Shan County, Cang Zhou region in the PRC. Cang Zhou region is an economic mosaic or cluster for pipeline equipments, there are over 3000 pipeline equipment producers operating in Cang Zhou region. Yan Shan County is a cluster for pipe fittings where 650 pipe fittings producers are operating. Over the past 20 years, the producers built up significant production capacity, but fell short on marketing side; results over stock and lower selling price. In China, low end pipe fittings are traded similar to commodity goods, the producers can only set price equal to their marginal cost. We believe this challenge can be solved in Yan Shan County by implementing a centralized marketing strategy. We plan to establish an integrated brand for all Yan Shan produced pipe fitting products, develop an electronic commerce platform, and build a product examining and detecting center with national lab qualification. We hope to enjoy price bargaining power on supply side, since there are large numbers of pipe fitting producers in Yan Shan Country suffering over stock problem, and less sales and marketing service providers deliver solutions.

We will sell and distribute a series of pipefitting, pressure conduits and coupling products primarily used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects. We hope to benefit from our suppliers’ unique supply chain setup; we hope to enjoy a long term competitive advantage via our well managed relationship with these cost leaders.

We intend to source our selling goods directly from Yan Shan County, Cang Zhou region in the PRC. There are over 3000 pipeline equipment producers operating in the Cang Zhou region, another 650 pipe fittings producers are in Yan Shan County. We believe that, since these large number of producers both big and small, are producing similar products, and saturated in one small geographic area, if we source from them, we will be able to enjoy a competitive advantage over bargaining power and product availability, once we achieved the objectives in our business plan, which are to develop an integrated brand, launch a B2B website, and build a product examining and detecting center with national lab qualification.

Other reasons that we choose to source our selling goods from these groups of producers including:
•
These producers are price leaders in producing pipe fittings since their supply chains are uniquely setup, they work with each other through both economic and social ties, which in turn, they can enjoy lower marketing and transaction costs. (for example: an elbow pipe fitting is made from bending a seamless steel tube and the elbow producer can find the tube producer through social ties) They are geographically close to each other; therefore, they can enjoy lower transportation cost. (For example, some of the high end pipe fittings, those are used in nuclear power plants and are oversized for long distant land transport)

•	Our founder and CEO, Mr. Li has been working in the Yan Shan pipe fitting industry for 20 years, he has close and well managed relationships with some of these producers.

We will sell 90% of our merchandise domestically in the Chinese market; another 10% will be distributed internationally.

•	We will ONLY sell the original products; and do NOT make any modification in any way.
•	We will NOT carry regular inventory, we only order from suppliers after customer ordered from us.
•	Although we sell all products under our brand name, product guaranties will directly come from our suppliers.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  We will sell a series of pipefitting, pressure conduits and coupling products used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects. We will be able to supply a wide range of products from low end plain carbon steel and alloy steel pipefitting to high-grade steel heavy-caliber fittings for P91, P92, X70, X80, X100 pipelines, and special steel fittings including 347H, inconel800, titanium, and zirconium materials.

Our goal is to become the largest pipefitting supplier for Chinese petroleum refinery, oil and gas transfer projects and power plants.  We will build an integrated and well recognized brand for a full range of pipefitting products. We will develop a real time product and order matching online database, where our customer can conveniently source and track their entire pipefitting product needs, at the same time, we can profit from price arbitrage. In order to build long term competitive advantages and raise barriers of entry, we plan to build a product examining and detecting center and apply for national lab qualification. Once the qualification been is granted, we will be able to setup joint research projects with universities and field professionals, and be able to  be involved in the development of national standards.

We need a premium brand image to set our selling price above marginal cost, which in turn, we hope to enjoy higher profit margin. We are seeking to help develop new national standards for pipe fitting product examining and detecting procedures.  The Standardization Administration of the People’s Republic of China, or SAC is the government agency responsible for setting national standards. According to their rules and regulations, any individual or organization has the right to develop and submit new national standards.

We intend to receive national lab qualification for our Product examining and detecting center. China National Accreditation Service for Conformity Assessment, or CNAS, is the national accreditation body of China unilaterally responsible for the accreditation of certification bodies, laboratories and inspection bodies, which is established under the approval of the Certification and Accreditation Administration of the People’s Republic of China, or CNCA. And it’s authorized by CNCA in accordance with the Regulations of the People’s Republic of China on Certification and Accreditation.

We plan to sell products that are similar to commodity goods, which have narrow profit margins and sensitive to changes in supply and demand. In order to increase our profit margin, we will need to accomplish the following tasks:
●          Create product differentiations
●          Push higher barrier of entry for new comers
●          Increase brand equity
●          Seek innovative marketing strategies
●          Establish technologically advanced brand image
●          Link our brand to superior product quality
●          Gain trust from government departments, attract government funded projects

The product examining and detecting center with national lab qualification will permit us to use CNAS national accreditation symbols on examined products, which in turn will differentiate, gain trust, add value to our selling merchandise; increase our brand equity, build barrier of entry.

Furthermore, the most technologically advanced, custom made pipe fittings offer the highest profit margin, and are normally used in government funded infrastructure projects. In order to compete in this most profitable market segment, we have to establish a technologically advance brand image, emphasis more on product quality to gain trust from government departments. If our product testing and examining procedure can become a national standard, it can be a most reliable piece of evident, to demonstrate our superior quality standards.

We intend to receive national lab qualification for our Product examining and detecting center. China National Accreditation Service for Conformity Assessment, or CNAS, is the national accreditation body of China unilaterally responsible for the accreditation of certification bodies, laboratories and inspection bodies, which is established under the approval of the Certification and Accreditation Administration of the People’s Republic of China, or CNCA. And it’s authorized by CNCA in accordance with the Regulations of the People’s Republic of China on Certification and Accreditation.

We intend to apply for national lab qualification through CNAS’s laboratory accreditation process in the field of testing and calibration. Once we are granted the qualification, we will immediately receive the following benefits.

•	Reliable indicator of technical competence to conduct testing and calibration service against relevant accreditation criteria
•	Increasing market competition capability, gain trust from government departments and social circles.
•	Recognition of accreditation bodies who have signed mutual recognition arrangements, or MRAs.
•	Chances to participate in multilateral or mutual cooperative exchanges between conformity assessment bodies internationally
•	Permission of using CNAS national accreditation symbols and ILAC combined MRA marks in accredited scope
•	Rank in directory of accredited bodies to be known more

Here is an example of what the national standard on pipe fittings examining and detecting will be like. (This is a current standard)

•	DL/T 718-2000: The ultrasonic inspection method for casting tee joint and elbow in power plant. (for more information, please follow this URL: http://www.csres.com/detail/81835.html)

INDUSTRY BACKGROUND

Pipe fittings are generally used for connecting the bores of two or more pipes or tubes, connecting a pipe to some other apparatus, and changing the direction of fluid flow. They are also used for closing a pipe.

"The Chinese pipe fitting market has been growing at a rate of 16-20% per year for the past 20 years, and it still is under rapid growth and reshaping. The sector is a competitive Market, where market participants are small informed Buyers and Sellers of what they consider to be a commodity product.  In 2008, it’s estimated more than 10,000 pipe fitting producers competing in the sector, produce 160 categories of product types. Lack of big players, and integrated brands, in both buyers and sellers results in all market participants to need to set their price equal to marginal cost. "Based on figures from its “10th five-year plan”, China expects the aggregate industry output of its pipe fitting industry to reach 100 billion RMB by year 2010. (16 billion USD equivalent)"*.

*(Reference: All these numbers come from "2008-2012 Chinese Pipe Fitting Industry market survey and investment forecast report" (http://www.51report.com/research/detail/167920265.html

The executive summary of the whole report is publicly available for no charge, our statistics and figures are all publicly available in this executive summary. We have not commissioned the author or the seller or the selling website in anyway.

The following is a proper translation of the executive summary.

2008-2012 Chinese Pipe fitting Industry Market Survey and Investment Forecast Report

[Name of report]: 2008-2012 Chinas Pipe fitting Industry Market Survey and Investment Forecast Report
[Publish date]: March, 2008
[Deliver method]: Email or Express mail
[Price]: Printed: 6800 (RMB) Electronic version: 7000 Printed + Electronic Version: 7500
[Discount info]:
[Order by Fax]: 010-84872298
[Customer service]: 010-64986059 64896485
[Mobile]: 13720053987

[Executive summary]
Pipe fittings are important components for oil and gas/chemical production, power plant, pharmaceutical, boiler production, heat distributing, ship production and machinery manufacturing. Pipe fittings are used for change direction of a pipe line and tube, connect multiple pipes or to reduce pressure in a pipe line. The first use of pipe fittings were for waste water distribution, now it advanced into many more areas, for example, the pharmaceutical industry uses corrosion-resistant stainless steel pipe fittings in its sterilization process that often carries corrosive liquids; power plants need heavy duty alloy pipe fittings in high pressure, high temperature environment.

After 20 years of development, Chinese pipe fitting industry reached a considerable scale, and still kept its high growth rate. Till now, there are more than ten thousand pipe fitting producers in China, 300 of them achieved economic of scale, producing 160 categories, more than 10000 product types of pipe fittings. Since 1990s, along with the rapid growth of Chinese heavy industry, pipe fitting industry’s gross industry output and aggregate sales had a 16%-20% annual growth rate. Based on figures released by State Economic and Trade commission, for the past 2 years, pipe fitting industry outputs grew 15% per year; aggregate profit grew 50% per year. Based on figures predicted by National Heavy Industry 10th five year plans, pipe fitting industry output is expected to reach 100 billion RMB. China invests heavily into its oil and gas, chemical and electricity infrastructure each year, roughly 30% of the pipeline cost will be used in purchase pipe fittings. Chinese pipe fitting industry is still in developing stage, innovation, technology, state of art production equipment and scientific management methods are much needed to increase productivity and quality. In addition to satisfying local market demands, high quality pipe fittings are also needed internationally especially amount those oil and gas production countries.

This report studied the current scope of Chinese pipe fitting industry, predicting both short and long term market trends. Based on the current opportunities and threads faced by pipe fitting industry, we suggested future investing and strategic management strategies. This report also includes detailed data, statistics, figures and charts for our readers to make more accurate business decisions. Our statistic data comes from trusted sources such as State Statistical Bureau, State Information Center, General Administration of Customs and industry associations. Our research team invested one year time into develop of this report, we hope it can help businesses, government agencies and investment professionals to discover industry insights, understand competition landscape, and reduce investing and operating risks.

Market opportunities:

Internal factor:

Our biggest market opportunity is the nature of the industry’s current competition landscape, which is lack of market integration. Upon completion of our integrated brand development as well as a product examining and detecting Center with national Lab qualification, we will be able to create some degree of barrier of entry and differentiate our products. As a result, we will be able to set certain standards for the industry which will allow us, to set our price higher than marginal cost.

External factor:

China is still under rapid development, hungry for clear energy. China’s natural gas resources are unevenly distributed, while the major part of the Chinese economy and population centers are located in the east, most of the country’s natural gas reserves are in the west. In order to re-distribute its natural gas resources to population centers, China is currently undertaking large scale natural gas distribution projects.

Some of the Major natural gas distribution projects currently under construction are:

●	West to East natural gas transfer project.
●	Xinjiang to Shanghai natural gas transfer project
●	Sichuan to East natural gas transfer project

On November 2007, the Chinese government published the “nuclear power development plan”, in the next 10 years; China will invest 4000 billion RMB (635 billion USD equivalents) in nuclear power plant projects. Currently 30% of the world’s construction of nuclear power plants is in China.

China is speeding up its urbanization process, but at the same time, China is lacking in water resources. 400 out of 660 Chinese cities lack a modern water supply and 110 cities have water shortages. China’s huge and still growing population leads to more scarcity of water resource.

Most of China’s northern cities lack effective water resources, it’s South to North water transfer project will build 2000KM of pipe lines to re-distribute it’s water resources.  Pipe fitting products used in water and waste water treatment distribution projects are also in great demand.   Most of China’s existing water distribution networks are more than 30 years old; there is a need for upgrades from non-malleable pipeline and fittings to malleable pipeline and fittings, which are lighter, thinner, stronger, and less brittle.

PRINCIPAL SERVICES AND THEIR MARKETS

We will sell a series of pipefitting, pressure conduits and coupling products used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects. We will supply a wide range of products from low end plain carbon steel and alloy steel pipefitting to high-grade steel heavy-caliber fittings for P91, P92, X70, X80, X100 pipelines, and special steel fittings including 347H, inconel800, titanium, and zirconium materials.

The principal uses of these products are in gas lines, piping systems of oil field, oil refineries, chemical production facilities, power plants, pharmaceutical factory , boilers and industrial piping, water and waste water treatment, heat distribution, ship production, machinery production and building gas and water systems.

As a development-stage company, we are in the process of allocating resources to carry out our business plan. We hope to be able to generate positive cash flow in the next 12-18 months.

We will have to raise at least $3,000,000 US dollar in the next 6-8 months to cover our operating expenses and capital expenditures, including:

●          within the next 3 month, we will setup a Wholly Foreign Owned Enterprise (WFOE) or a joint venture in China as our operating subsidiary.
●          once we obtain certificates and approvals for our WFOE or the joint venture from local governmental agencies, we will begin to hire a sales team. We plan to use two top rated Chinese human resources websites (51job.com and chinahr.com) to run our hiring Ad. For the best result, it may take up to 2 month, for us to collect a sufficient amount of resumes, and to have enough exposure on our Ad.
●          after 4 weeks of training for our sales team about our product matrix and how to use our B2B website as a selling platform, we will launch our B2B website.
●          We will need to raise at least $2..5 million US to lease the facility and acquire equipment for our product examining and detecting center, then another 4-6 months to build the lab including installing and adjusting the equipment and hiring and training personnel.
●          immediately after the completion of the product examining and detecting center, we will apply for national lab qualification through CNAS’s laboratory accreditation process in the field of testing and calibration.
●          We plan to run a branding and product marketing campaign to further enhance our integrated brand as a one stop pipe fitting product super store for business clients. After we receive national lab qualification for our product examining and detecting center.

Schedules for product examining and detecting center with national lab qualification and the branding and product marketing campaign are highly depended on our ability to raise more capital for operation and capital expenditures. If we fail to raise more capital, we will rely on loans from our Officers/directors to cover our expenses and it may delay schedules for the product examining and detecting center and the marketing campaign.

Market overview:

Most of the small Chinese pipe fittings producers lack ability to supply a full range of products and have a limited marketing budget to build brand and manage customer relationships. Low end products are typically carried and sold via distributors with single product orders (which the client can only demand a specific product), High end products are sold via direct sales force of the producer by project based orders (which the client will be looking for a larger producer who can supply a range of products for the project).

Our group of suppliers represents a famous phenomenon in Chinese economy, named by Chinese economists, called “economic mosaic”; which refers to a large group of producers big and small, saturated in one small geographic area; they are supply and demand for each other via both social ties and business relationships to significantly reduce sourcing, marketing and transaction costs.

Our goal is to become a one stop pipe fitting product super store for business clients. In order to accomplish this goal, we first need to build a premium brand with the following brand characteristics:

●	technically advanced
●	superior in product quality
●	wide variety of pipe fitting products under one brand name

Currently, there are 3000 pipeline equipment producers in Cang Zhou area and 650 pipe fitting producers are operating in Yan Shan county (Yan Shan is geographically located within Cang Zhou area). This phenomenon, which a large number of producers of a similar product operating in one small geographic area has a name in China, called “Economic mosaic”, each individual “mosaic” offers a competitive advantage in one product group and combined together to become the whole painting, or the competitive advantage of “made in China” .

It’s very important for us to source from an economic mosaic that can enjoy lower cost and price advantages. An economic mosaic has both advantages and disadvantages, the most important advantage is to significantly reduce cost, which in turn will allow the producer to set market price at where the competitors cannot produce a profit. Since most of pipe fitting products (except for those high-end, technologically advanced pipe fittings, which are custom made) are traded similar to commodity goods, pipe fitting producers can only set their price equal to their marginal cost in the long run. Therefore, if one group of producers can enjoy lower marginal cost and set their price equal to marginal cost, other producers who have higher cost will not be able to make a profit in the long run. (We assume they compete with the same quality of product)

However, at the same time the most important disadvantage of an economic mosaic is that, it paralysis the marketing function of the individual producers within the mosaic, since they had been selling their products without making significant marketing efforts. After building their production capacities over a long time, eventually they will need to seek ways to sell more products outside their current market scope, and they need marketing service providers to help them reach out.

Once we can achieve the objectives in our business plan, to develop an integrated brand, to build a product examining and detecting center with national lab qualification, and to launch a B2B website we can provide a much easier and cost effective way that allows pipe fitting producers to sell their products through our channel and under our brand, which in turn, enables us to serve as a one stop pipe fitting product super store for business clients.
We believe a smarter and optimized business model, well defined with a competitive strategy, and effective market communication approach will help us to succeed. We divide our merchandises into two categories:

●	Commodity products, which are normally less technologically advanced; many of our competitors carrying the same or substitutable products, we compete with these commodity products on price.

●	Differentiated products, which are normally technologically advanced products that can only be produced by certain specialized suppliers, we compete differentiated products on availability.

DISTRIBUTION METHODS

Selling pipe fitting products to business clients is a straight forward process, in which the client already knows what he is looking for before he comes to us. However, since there are thousands of pipe fitting products in different sizes, the client wants to find a one stop supplier who can supply a wide variety of products, and negotiate for better prices.
The producer’s long term marginal cost includes marketing expense and wages paid to his sales and marketing personnel. Based on Mr. Li’s (who had 20 years experience in the industry) calculation, it accounts for 5%-12% of the producer’s total cost. If the producer outsources his marketing function to us, he will be able to deduct this portion of cost from his selling price. We hope to enjoy a 5%-12% profit margin on the low-end pipe fittings we sell, but it depends on our ability to set price higher, cost sharing and operating efficiency to control our overhead cost, the better we accomplish our business objectives will results higher profit margin for us.

We hope our integrated brand and detecting center with national lab qualification and B2B web site create marketing synergy enabling us to enjoy a 15-25% profit margin on project based product orders, which are typically high-end or custom built pipe fittings.

Our B2B website will act as a sales platform; it can match orders and availabilities through an online product database. This database keeps tracking our supplier’s inventories on specification, price and availability. For product based sales, when clients order from us, they will make payment directly to us, we will then order from our supplier’s inventory and have them ship the ordered items directly to client’s warehouse and bill us immediately.  We will pay our suppliers on a monthly basis.

For Project based sales, our sales department will use the specification, price and availability information from our database to bid on the project. We then will negotiate terms and prices directly with the client. After the contract is secured, we order the pipe fittings from our suppliers, have them ship directly to client’s warehouse and bill us immediately.

There are no special arrangement between us and our suppliers, if our suppliers choose to market their own products and brand individually they will need to allocate more resources in marketing and most likely receive poorer results. If our business strategy is successful it will create marketing synergy, it will be much easier for them to buy or sell their products through our channel and under our brand.

WEBSITE MARKETING STRATEGY

We will spend a significant amount of our resources into brand and website marketing. Our goal is to promote our website as a "one stop pipe fitting product supper store for business clients”, our selected marketing vehicles will include the following:

•	Search engine optimization
•	Industry web portal advertising, promotion and soft articles.
•	Affiliate and referral programs
•	Trade show
•	Trade journal and magazine advertising
•	Sponsorship to selected industry events
•	Direct mailing campaigns.

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

None at this time

COMPETITION

We are operating in a highly competitive market. We compete with a large number of companies in China that sell or distribute pipefitting products. We also compete with “in house” sales departments of larger pipefitting product producers; some of these competitors can allocate more resources and are significantly larger than us in term of capital and assets.

SOURCES OF AND AVAILABILITY OF SERVICES

We can supply a wide range of products from low end plain carbon steel and alloy steel pipefitting to high-grade steel heavy-caliber fittings for P91, P92, X70, X80, X100 pipelines, and special steel fittings including 347H, inconel800, titanium, and zirconium materials.

These products are widely used in oil and gas transfer projects, petroleum refinery and sub-critical, supercritical power plants.

We will source our selling goods directly from Yan Shan area in China. Yan Shan area is an economic mosaic that specializes in producing a full range of pipefitting, pressure conduits and coupling products.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We currently do not have any customer or signed any sales contracts with our potential customers.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

In order to operate in China, we have to obtain the following certificates of approval:

●	“Establishment of Enterprises with Foreign Investment in the People’s Republic of China” from provincial government.
●	“Foreign Exchange Registration Certificate of Foreign-funded Enterprise” from local branch of Administration of Foreign Exchange
●	“Notice of record-keeping of the enterprise investment project” from local branch of Foreign Trade & Economic Cooperation Bureau

As a development-stage company, we are now in the process of allocating resources and screening potential business partners for a joint venture. We have not yet had any materialized result, contract or arrangement.

We are looking for the following two kinds for potential business partners to form a Joint Venture:
●        Strategic partner: Who is a pipe fitting industry insider, has the ability and resources to help us to accomplish our business objectives.
●        Financial partner: Who is not an industry insider, but interested in investing in our business for financial gain.

In order to carry out our business plan objectives, we plan to establish a Wholly Foreign Owned Enterprise (WFOE), or a joint venture with a Chinese partner in the next 3 month as our China based operating subsidiary.

There are standard procedures to follow in acquiring certificates and approvals needed to establish a WFOE or joint venture; we are not anticipating any difficulties at this time.

RESEARCH AND DEVELOPMENT ACTIVITIES

To further enhance our competitive advantage, and set barriers of entry, we plan to undertake the following development projects:

●	Real-time online database for product and order matching
●	product examining and detecting center with national lab qualification

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The company has two full time employees at this time. There are no employee agreements in effect.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect APFT management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of  December 8, 2009 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

These shares were purchased through a private placement and were exempt from Registration under Rule 504.  A Form D has been filed with the SEC.

We had private placements on July 30th, 2009, August 1st, 2009, and August 7th, 2009 although the company did not incorporate till August 4th, 2009 . A total of 175,000 shares of our common stock has been sold to 35 investors at a price of $ 0.25 per share, we received a total amount of USD$ 43,750.00 from these private placements.

On September 4th, 2009, we issued a total of 9,825,000 shares of our common stock to four affiliates and Ramona Smith, at a price of USD $ 0.001 per share, for the services they rendered for us. We received total proceeds of USD $9, 825.00.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The shares were offered and sold to the selling shareholders at a purchase price of $0.001 to the four officers and directors and $.25 per share in a private placement to the remaining selling shareholders pursuant to the exemption from the registration under the Securities Act provided by section 4(2) of the Securities Act. Four of the selling shareholders are affiliates or controlled by our affiliates * and offering their shares under Rule 144 and the 1% Rule. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.
The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

	Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1
1	Yanzhang, Li, CEO **	3266000	100,000	32.66%	3,166,000
2	Xiusheng, Xing **	3266000	100,000	32.66%	3,166,000
3	Guoxing, Liu, CFO **	1634000	100,000	16.34%	1,534000
4	Qiong, Xie **	1634000	100,000	16.34%	1,534000
5	Ramona Smith	25000	25000	0.25%	0
6	YuJia, Guo	5000	5000	.05%	0
7	Hongxia, Liu	5000	5000	.05%	0
8	Chen, Chen	5000	5000	.05%	0
9	Paul Augustine Chinyik, Chang	5000	5000	.05%	0
10	Yanqi, Zhang	5000	5000	.05%	0
11	Ranymond, Wong	5000	5000	.05%	0
12	Sha, Xu	5000	5000	.05%	0
13	Tim Wei Chen, Xu	5000	5000	.05%	0
14	Jian Ling, Li	5000	5000	.05%	0
15	Wing Yin, Ho	5000	5000	.05%	0
16	Yan Pin, Chen	5000	5000	.05%	0
17	Ching-Fang, yang	5000	5000	.05%	0
18	Tsai Chien, Ho	5000	5000	.05%	0
19	Su-Fen, Ho	5000	5000	.05%	0
20	Xia, Xie	5000	5000	.05%	0
21	Rui Dong, Kang	5000	5000	.05%	0
22	Jing Mei, Wang	5000	5000	.05%	0
23	Jiucheng, Zhang	5000	5000	.05%	0
24	Xiao, Guo	5000	5000	.05%	0
25	Ankie Yee Man, Wong	5000	5000	.05%	0
26	Hansheng, Li	5000	5000	.05%	0
27	Ruixing, Kang	5000	5000	.05%	0
28	Zhaoyu, Zhang	5000	5000	.05%	0
29	Pei-Jan, Liu	5000	5000	.05%	0
30	Cari Anna Davis, Chan	5000	5000	.05%	0
31	Di, Xie	5000	5000	.05%	0
32	Zhuang, Lin	5000	5000	.05%	0
33	Yufei, Zheng	5000	5000	.05%	0
34	Shiqun, Lu	5000	5000	.05%	0
35	Li Fen, Chen	5000	5000	.05%	0
36	Xiaoran, Guo	5000	5000	.05%	0
37	jing, Xu	5000	5000	.05%	0
38	Wensen, Fu	5000	5000	.05%	0
39	Wu, Chen	5000	5000	.05%	0
40	Zhoulei, Fang	5000	5000	.05%	0

	Total	10000000	600000	100%	9,400,000

1)   Assumes all of the shares of common stock offered are sold and, 10,000,000 common shares are issued and outstanding.

2)   Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

  *  has had a material relationship with us other than as a shareholder at any time within the past three years; or
  *  has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
  *  are broker-dealers or affiliated with broker-dealers.
**  four of our selling shareholders are affiliates including the CEO and CFO.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.
We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 600,000 shares of common stock on behalf of the selling stockholders.  We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SALES BY SELLING SHAREHOLDERS

The selling shareholders may sell up to 600,000 common shares at a fixed price of $0.25 or prevailing market prices or privately negotiated prices once our shares of common stock are quoted on the Over-the-Counter Bulletin Board or listed for trading or quoted on any other public market.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

*	on such public markets as the common stock may be trading;

*	in privately negotiated transactions; or

*	in any combination of these methods of distribution.

The sales price to the public may be:

*	$0.25 as in this offering

*	the market price prevailing at the time of sale;

*	a price related to such prevailing market price; or

*	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

*	not engage in any stabilization activities in connection with our common stock;

*	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

*	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

SECURITY HOLDERS

As of February 23, 2010, there were 10,000,000 common shares issued and outstanding, which were held by 40 stockholders of record.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period ended October 31, 2009 included in this Prospectus have been audited by the firm of Maddox Unger Silberstein, PLLC.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Novi & Wilkin, 1325 Airmotive way, Ste 140, Reno, Nv 89502 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICES

The Company currently has made no public announcements regarding its services.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

There are two full time employees at this time. There are no employment agreements in effect

DESCRIPTION OF PROPERTY

Ste 810, NO: 98 Dong San Huan South Road
Chaoyang District
Beijing, P.R. China
Tel: (8610) 5861-1818

The Company currently uses office space donated by Yanzhang Li, CEO of the company at no cost to APFT

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of February 23, 2010, the Company has a total of 40 shareholders.  No public market currently exists for shares of our common stock.  Concurrently with the completion of this offering, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is October 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports.  The audited financial statement at October 31, 2009, immediately follows.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

OCTOBER 31, 2009

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

OCTOBER 31, 2009

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Advanced Pipe Fitting Technologies, Inc.
Reno, Nevada

We have audited the accompanying balance sheet of Advanced Pipe Fitting Technologies, Inc. (the “Company”) as of October 31, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the period from August 4, 2009 (Date of Inception) through October 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Pipe Fitting Technologies, Inc.  as of October 31, 2009 and the results of its operations and its cash flows for the period from August 4, 2009 (Date of Inception) through October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan
January 8, 2010

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
AS OF OCTOBER 31, 2009

October 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$55,063

TOTAL ASSETS	$55,063

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$2,600
Due to shareholder	1,500
Commitments and contingencies	0
Total Liabilities	4,100

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000
Additional paid in capital	52,575
Deficit accumulated during the development stage	(2,612)
Total Stockholders’ Equity	50,963

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,063

See accompanying notes to financial statements.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 4, 2009 (INCEPTION) TO OCTOBER 31, 2009

Period from August 4, 2009 (Inception) to October 31, 2009

REVENUES	$0

OPERATING EXPENSES
Professional fees	2,600
General and administrative	12
TOTAL OPERATING EXPENSES	2,612

NET LOSS BEFORE INCOME TAXES	(2,612)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(2,612)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	10,000,000

See accompanying notes to financial statements.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 4, 2009 (INCEPTION) TO OCTOBER 31, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, August 4, 2009	-	$-	$-	$-	$-

Issuance of common stock for cash to founders	9,800,000	980	8,820	-	9,800

Common stock issued for $.001 per share	25,000	2	23	-	25

Common stock issued for $.25 per share	175,000	18	43,732	-	43,750

Net loss for the period ended October 31, 2009	-	-	-	(2,612)	(2,612)

Balance, October 31, 2009	10,000,000	$1,000	$52,575	$(2,612)	$50,963

See accompanying notes to financial statements.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 4, 2009 (INCEPTION) TO OCTOBER 31, 2009

Period from August 4, 2009 (Inception) to October 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(2,612)
Changes in assets and liabilities:
Increase in accrued expenses	2,600
Increase in due to shareholder	1,500
CASH FLOWS USED IN OPERATING ACTIVITIES	1,488

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	53,575
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	53,575

NET INCREASE IN CASH	55,063
Cash, beginning of period	0
Cash, end of period	$55,063

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Advanced Pipe Fitting Technologies, Inc. (the “Company”) was incorporated in the State of Nevada on August 4, 2009. The Company plans to sell a series of pipefitting, pressure conduits and coupling products used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income
The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax
Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, acrrued expenses, and an amount due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted an October 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.  At October 31, 2009 an officer had not yet deposited into the Company’s bank account amounts received from shareholders for common stock – these amounts are also classified as cash and cash equivalents.

Stock-based Compensation.
For the period ended October 31, 2009, the Company has not issued any share-based payments to its employees.  Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of October 31, 2009.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at October 31, 2009 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 4 – DUE TO SHAREHOLDER

The Company received a loan from a shareholder to fund their bank account.  The loan is unsecured, interest free and due on demand.  The balance of the loan was $1,500 as of October 31, 2009.

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following:

October 31, 2009
Refundable Federal income tax attributable to:
Current Operations	$888
Less: valuation allowance	(888)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

October 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$888
Less: valuation allowance	(888)
Net deferred tax asset	$-

At October 31, 2009, the Company had an unused net operating loss carryover approximating $2,600 that is available to offset future taxable income; it expires beginning in 2029.

NOTE 6 – COMMON STOCK

On August 4, 2009, the Company issued 9,800,000 shares to its founders for cash totaling $9,800.  Also on August 4, 2009, an additional 200,000 shares were sold for cash totaling $43,775.

As of October 31, 2009, a total of 10,000,000 shares were issued and outstanding.

ADVANCED PIPE FITTING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 7– COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

A shareholder has paid certain expenditures on behalf of the Company that will only be due back to the shareholder upon successful listing of the Company on the OTCBB.  Until that occurs the Company does not owe the funds to the shareholder.  In the event that the Company does not become listed on the OTCBB, nothing will be due back to the shareholder.

As of October 31, 2009, the expenditures were as follows.

Incorporation fees	$1,500
Listing service fees	25,000
Accounting fees	3,500
Transfer agent fees	375
Total	$30,375

NOTE 8 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to October 31, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus.  Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW/BUSINESS OF ISSUER/ PLAN OF OPERATION

We will sell and distribute a series of pipefitting, pressure conduits and coupling products primarily used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects. We hope to benefit from our suppliers’ unique supply chain setup; we hope to enjoy a long term competitive advantage via our well managed relationship with these cost leaders.

To get a clear understanding of our business, you can think of us as a commodity price arbitrage trader or broker with the following characteristics:

●	We hope to profit from price arbitrage.

●	We will ONLY sell the original products; and will NOT make any modification in any way.

●	We will NOT carry regular inventory, we only order from suppliers after customer ordered from us.

●	Although we will sell all products under our brand name, product guaranties will directly come from our suppliers.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  We sell a series of pipefitting, pressure conduits and coupling products used in oil and gas transfer, petroleum refinery, and sub-critical, supercritical power plant projects. We can supply a wide range of products from low end plain carbon steel and alloy steel pipefitting to high-grade steel heavy-caliber fittings for P91, P92, X70, X80, X100 pipelines, and special steel fittings including 347H, inconel800, titanium, and zirconium materials.

Our goal is to become the largest pipefitting supplier for Chinese petroleum refinery, oil and gas transfer projects and power plants.  We will build an integrated and well recognized brand for a full range of pipefitting products. We will develop a real time product and order matching online database, where our customer can conveniently source and track their entire pipefitting product needs, at the same time, we can profit from price arbitrage. In order to build long term competitive advantages and raise barriers of entry, we plan to build a product examining and detecting center and apply for national lab qualification. Once the qualification been granted, we will be able to setup joint research projects with universities and field professionals, and be able to involve in the development of national standards.

INDUSTRY BACKGROUND

Pipe fittings are generally used for connecting the bores of two or more pipes or tubes, connecting a pipe to some other apparatus, and changing the direction of fluid flow. They are also used for closing a pipe.

"The Chinese pipe fittings market has been growing at a rate of 16-20% per year for the past 20 years, and it still is under rapid growth and reshaping. The sector is a competitive Market, where market participants are small informed Buyers and Sellers of what they consider to be a commodity product.  In 2008, it’s estimated more than 10,000 pipe fitting producers competing in the sector, produce 160 categories of product types. Lack of big players, and integrated brands, in both buyers and sellers results in all market participants to need to set their price equal to marginal cost. "Based on figures from its “10th five-year plan”, China expects the aggregate industry output of its pipe fitting industry to reach 100 billion RMB by year 2010. (16 billion USD equivalent)"*.

*reference: All these numbers come from " 2008-2012 Chinese Pipe Fitting Industry market survey and investment forecast report" (http://www.51report.com/research/detail/167920265.html

Market opportunities:

Internal factor:

Our biggest market opportunity is the nature of the industry’s current competition landscape, which is lack of market integration. Upon completion of our integrated brand development as well as a product examining and detecting Center with national Lab qualification, we will be able to create some degree of barrier of entry and differentiate our products. As a result, we will be able to set certain standards for the industry which will allow us, to set our price higher than marginal cost.

External factor:

China is still under rapid development, hungry for clear energy. China’s natural gas resources are unevenly distributed, while the major part of the Chinese economy and population centers are located in the east, most of the country’s natural gas reserves are in the west. In order to re-distribute its natural gas resources to population centers, China is currently undertaking large scale natural gas distribution projects.

Some of the Major natural gas distribution projects currently under construction are:

●	West to East natural gas transfer project.
●	Xinjiang to Shanghai natural gas transfer project
●	Sichuan to East natural gas transfer project

On November 2007, the Chinese government published the “nuclear power development plan”, in the next 10 years; China will invest 4000 billion RMB (635 billion USD equivalents) in nuclear power plant projects. Currently 30% of the world’s construction of nuclear power plants is in China.

China is speeding up its urbanization process, but at the same time, China is lacking in water resources. 400 out of 660 Chinese cities lack a modern water supply and 110 cities have water shortages. China’s huge and still growing population leads to more scarcity of water resource.

Most of China’s northern cities lack effective water resources, it’s South to North water transfer project will build 2000KM of pipe lines to re-distribute it’s water resources.  Pipe fitting products used in water and waste water treatment distribution projects are also in great demand.   Most of China’s existing water distribution networks are more than 30 years old; there is a need for upgrades from non-malleable pipeline and fittings to malleable pipeline and fittings, which are lighter, thinner, stronger, and less brittle.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED AUGUST 31, 2009

FOR THE PERIOD ENDED October 31, 2009 we had no revenues and anticipated expenses of $60,000 for this registration process.

LIQUIDITY

We have cash assets at October 31 2009 of $55,063. We will be reliant upon shareholder loans, private placements or public offerings of equity to fund any kind of operations.  We have secured no sources of loans. We had no cash flow or revenues during the year ended October 31, 2009. We plan to raise more capital through equity financing to fund our operations and to carry out our business objectives. However, if we fail to raise the capital we need through equity financing, we will have to rely on loans from our founder and CEO, Mr. Li to cover our operating expenses.
If we cannot raise the entire US$3 million, our CEO will loan us up to US$500,000 interest free on a one year term. These funds can be added on top of the capital we raise through equity financing to satisfy our short term capital requirement of US$3 million, or in an event that, we cannot raise the required capital at all, this loan will allow us to operate on a smaller scale. (Launch the B2B website and hire sales team) However, there is no obligation for our CEO to loan us the money.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

SHORT TERM

On a short-term basis, we have generated no revenues to cover operations.  However, we will have insufficient revenue to satisfy current and recurring liabilities as we continue to build the business. For short term needs we will be dependent on receipt, if any, of public offering or private placement proceeds.

Our assets consist of a checking account with a balance of $55,063.00 as of October 31 2009

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$140
Blue Sky Expense	260
Legal fees and expenses	50,000
Accountants’ fees and expenses	9,600

Total	$60,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company.

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for APFT services and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and service, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have no revenues at this time.  We have no committed source for additional funding.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has no revenues and is in its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

We recognize revenue at the time the services and products are paid for.   We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to customers related to shipping and handling should be classified as revenues. Our service costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the services are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping services to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

INCOME TAXES

At October 31, 2009, the Company had no income.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities .

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o:	Advanced Pipe Fitting Technologies, Inc
4790 Caughlin Pkwy, Ste 387
Reno, Nv 89519

Mr. Yanzhang, Li (first, last) CEO, COO and chairman of the board.

45 years old, Mr. Li has 20 years of extensive experience in pipe fittings industry.
From 1982 to 1988, he was an employee for Hanji County government, Hebei Provence, China
From 1988 to 2008, he was the general manager for Yan Shan Great Sea Pipe Fittings Ltd.
From 2008 to present, Mr. Li worked as a marketing consultant and concentrated on delivering  solutions to marketing challenges faced by Yan Shan pipe fitting producers  in regards as to how to expand their sales to a greater market scope.

Mr. Guoxing, Liu (first, last) CFO and director.

46 years old, held an associate degree in architect.  From 1980 to 1997, he was a project manager for China Xin Xing Construction group. From 1998 to 2007, he was a director, vice president for Beijing Yuan Hong real estate development Ltd. From 2007 to now, he is the director of project development (business development) for Beijing International investment Ltd.

HAVE ANY OF THE OFFICERS OR DIRECTORS EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS AS THE COMPANY?

Mr. Li and Mr. Liu have many years experience in the Pipe Fitting and Construction industry

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

No action has been taken in this regard.

IF THE COMPANY HAS NEVER CONDUCTED OPERATIONS OR IS OTHERWISE IN THE DEVELOPMENT STAGE, INDICATE WHETHER ANY OF THE OFFICERS OR DIRECTORS HAS EVER MANAGED ANY OTHER COMPANY IN THE START-UP OR DEVELOPMENT STAGE AND DESCRIBE THE CIRCUMSTANCES, INCLUDING RELEVANT DATES.

None

IF ANY OF THE COMPANY'S KEY PERSONNEL ARE NOT EMPLOYEES BUT ARE CONSULTANTS OR OTHER INDEPENDENT CONTRACTORS, STATE THE DETAILS OF THEIR ENGAGEMENT BY THE COMPANY.

None at this time

IF THE COMPANY HAS KEY MAN LIFE INSURANCE POLICIES ON ANY OF ITS OFFICERS, DIRECTORS OR KEY PERSONNEL, EXPLAIN, INCLUDING THE NAMES OF THE PERSONS INSURED, THE AMOUNT OF INSURANCE, WHETHER THE INSURANCE PROCEEDS ARE PAYABLE TO THE COMPANY AND WHETHER THERE ARE ARRANGEMENTS THAT REQUIRE THE PROCEEDS TO BE USED TO REDEEM SECURITIES OR PAY BENEFITS TO THE ESTATE OF THE INSURED PERSON OR A SURVIVING SPOUSE.

None at this time

IF A PETITION UNDER THE BANKRUPTCY ACT OR ANY STATE INSOLVENCY LAW WAS FILED BY OR AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL, OR A RECEIVER, FISCAL AGENT OR SIMILAR OFFICER WAS APPOINTED BY A COURT FOR THE BUSINESS OR PROPERTY OF ANY SUCH PERSONS, OR ANY PARTNERSHIP IN WHICH ANY OF SUCH PERSONS WAS A GENERAL PARTNER AT OR WITHIN THE PAST FIVE YEARS, OR ANY CORPORATION OR BUSINESS ASSOCIATION OF WHICH ANY SUCH PERSON WAS AN EXECUTIVE OFFICER AT OR WITHIN THE PAST FIVE YEARS, SET FORTH BELOW THE NAME OF SUCH PERSONS, AND THE NATURE AND DATE OF SUCH ACTIONS.

No petition under the bankruptcy act or any state insolvency law has been filed by or against the company or its officers, directors or other key personnel. No receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

We do not currently compensate our Officers and Directors, as outlined in this document. We do not currently offer benefits, such as health or life insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company issued 3,266,000 shares @ $.001 to Yanzhang Li, CEO for services rendered valued at $3,266.00 on September 4th 2009

The Company issued 3,266,000 shares @ $.001 to Xiusheng Xing for services rendered valued at $3,266.00 on September 4th 2009 for his assistance in refining the company’s business model, objectives and profit model, development of business plan from April 30th, 2009 to September 4th, 2009.  Mr. Xing is a pipe fitting industry insider and specializes in strategic corporate management  and is not an employee of the company.

The Company issued  1,634,000 shares @ 0.001 to Qiong Xie for his assistance in refining the company’s business model, objectives and profit model, development of business plan from April 30th, 2009 to September 4th, 2009.

The Company issued 1,634,000 shares @ $.001 to Guoxing Liu, CFO/Director for services rendered valued at $1,634.00 on September 4th 2009

The Company issued 25,000 shares to Ramona Smith for preparation of financial statements and setting up the company’s books in QuickBooks on September 4th, 2009 .  Ms Smith is not an employee of the company.

(See table in section titled “SELLING SHAREHOLDERS”)

SUMMARY COMPENSATION

At this time there is no compensation being offered to any of the Officers/Directors

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was issued for services to the founders.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 9,800,000 common shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Beneficial Owner Officer/Directors (1)	Percent of Voting Shares Owned (2)	Number of Common Shares Owned (3)
Yanzhang Li, CEO	32.7%	3,266,000

Guoxing Liu, CFO/Director	16.3%	1,634,000
Xiusheng Xing, shareholder	32.7%	3,266,000
Qiong Xie, shareholder	16.34%	1,634.000

Total Shares Outstanding	10,000,000
Total Shares Authorized	100,000,000
Total Shares owned by Officers and Directors	9,800,000

The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.

(3) The aggregate amount of shares to be issued by the Company and outstanding after the offering is 10,000,000

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Advanced Pipe Fitting Technologies, Inc.
600,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC registration fee	$140
Blue Sky Expense	260
Legal fees and expenses	50,000
Accountants’ fees and expenses	9,600

Total	$60,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the Articles of Incorporation (as amended) address indemnification of Directors and Officers and provides for the following:

“No director of the corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except as provided by the Code; and, the corporation will indemnify its directors and officers to the fullest extent permitted by the Code and may, of and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever; and, the corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.”

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

On November 4th 2009 the Company initiated and filed a Reg D 504 @ $.25 per share

These shares were purchased through a private placement and were exempt from Registration under Rule 504.  A Form D has been filed with the SEC.

We had private placements on July 30th, 2009, August 1st, 2009, and August 7th, 2009 although the company did not incorporate till August 4th 2009. A total of 175,000 shares of our common stock has been sold to 35 investors at a price of $ 0.25 per share, we received a total amount of USD$ 43,750.00 from these private placements.

On September 4th, 2009, we issued a total of 9,825,000 shares of our common stock to four affiliates and Ramona Smith, at a price of USD $ 0.001 per share, for the services they rendered for us. We received total proceeds of USD $9, 825.00.

ITEM 16  EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)
23.3	Subscription Agreement*
* previously filed.

ITEM 17 UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada on March 17, 2010.

Advanced Pipe Fitting Technologies, Inc
(Registrant)

By: /s/ Yanzhang Li
Yanzhang Li	Date
Chairman, President and CEO and Principal Executive Officer	March 17, 2010

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guozing Liu Guoxing, Liu	CFO/Director & Principal Accounting Officer	March 17, 2010